EXHIBIT 4.2


                            PENDARIES PETROLEUM LTD.

                             1997 COMPENSATION PLAN



          PENDARIES  PETROLEUM  LTD.  (the  "CORPORATION")   hereby  adopts  the
following compensation plan of the Corporation (the "PLAN"):

1. DEFINITIONS. In the Plan, the following words and expressions shall have the respective meanings ascribed to them below:

         "BOARD" means the board of directors of the Corporation.

         "CONSULTANT"  means any  person  retained  in a  consulting  or similar
         capacity   by  the   Corporation,   Sino-American   or  any  of   their
         subsidiaries.

         "COMPENSATION" means any amount owed by the Corporation, Sino-American or any of their Subsidiaries to an Eligible Person in consideration of wages, bonuses, benefits or other similar incentive owed by the Corporation, Sino-American or any of their Subsidiaries to such Eligible Person.

         "ELIGIBLE PERSON" means any director, officer, employee or Consultant of the Corporation, Sino-American or any of their Subsidiaries.

         "MARKET PRICE" of a Share on a particular day means the closing price of a Share on such day on the principal trading system or stock exchange on which the Shares traded on such day, provided it is now lower than the closing price of a Share on The Toronto Stock Exchange on such day (or on a day on which there was no trade in the Shares, the average bid and asked prices for the Shares on such stock exchange on such day, provided it is not lower than the average bid and asked prices for the Shares on The Toronto Stock Exchange on the last five previous days) provided that the Market Price shall be so determined in Canadian dollars and shall be rounded to the nearest whole cent.

         "GRANTEE" means the Eligible Person to whom a Share was granted under this Plan.

         "OUTSTANDING ISSUE" means, from time to time, the aggregate number of Shares issued and outstanding on a non-diluted basis.

         "SHARE" means a common share in the capital of the Corporation and any Shares of the Corporation into which such common share is changed,

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         classified, reclassified, subdivided, consolidated or converted whether by reason of an amalgamation or other form of reorganization.

         "SINO-AMERICAN" means Sino-American Energy Corporation.

         "SUBSIDIARY" shall have the meaning ascribed thereto in the Securities Act (Ontario).

2. PURPOSE. The purpose of this Plan is to provide the Corporation with the opportunity to compensate Eligible Persons, from time to time, by Shares in lieu of cash. Shares can be issued under the Plan to satisfy any Compensation payments to directors, officers, employees and Consultants of the Corporation, Sino-American, or any of their Subsidiaries.

3. NUMBER OF SHARES. (1) The total number of Shares reserved for issuance by the Board under this Plan shall not exceed two hundred thousand (200,000) Shares and the total number of Shares so reserved for issuance to any one Grantee (whether under this Plan or otherwise at any time) shall not exceed five percent (5%) of the then Outstanding Issue. The Shares so reserved by the Board for issuance under this Plan shall be authorized but unissued Shares.

          Nothing contained herein shall restrict or limit or be deemed to restrict or limit the rights or powers of the Board in connection with any allotment and issuance of any Shares which are not allotted and issued hereunder.

4. ELIGIBILITY AND PARTICIPATION. Shares shall not be granted under this Plan to any person other than an Eligible Person. No Eligible Person shall have any claim or right to be granted Shares under the Plan.

5. GRANTS OF SHARES. The Board shall, from time to time and in its sole discretion, determine the Eligible Persons to whom Shares are to be granted under this Plan in lieu of payment in cash of Compensation owed and may take into consideration the prior contributions of a particular Eligible Person to the success of the Corporation and such other factors which the Board deems proper and relevant.

          Shares under this Plan shall be issued in payment of Compensation amounts owed to Eligible Persons and the number of Shares to be issued in consideration for such Compensation amount shall be calculated using the Market Price for the Shares on the preceding business day. No fractional Shares shall be issued under this Plan and any remaining Compensation amount owed to the Grantee shall be satisfied in cash.

         Shares under this Plan shall be issued to Eligible Persons by the Board in its sole discretion and shall be subject to such approvals as may be required

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by  applicable  law or any  trading  system  or stock  exchange  upon  which any securities of the Corporation are authorized or listed.

          The grant of every Share hereunder in lieu of payment in cash shall be evidenced by written agreement between the Corporation and the Grantee, the provisions of which shall conform to the provisions of this Plan and shall be otherwise satisfactory to the Board in its sole discretion.

          A grant of Share under the Plan shall not be construed as giving a Grantee any right to continue in the employment of, or as a director, officer or Consultant of, the Corporation, Sino-American or any of their Subsidiaries nor shall it affect the right of the Corporation, Sino-American or any of their Subsidiaries to terminate the employment of any Grantee or his acting as an officer or Consultant of such entity.

6. TAXES. The Corporation may require a Grantee, as a condition of the issuance of a Share in lieu of cash payment of the Compensation owed to the Grantee, to pay to or reimburse the Corporation for any taxes which are required to be withheld and remitted by it in respect of the issuance of such Share under any applicable laws.

7. NECESSARY APPROVALS. The obligations of the Corporation to deliver Shares following a grant of Shares hereunder and any amendments to this Plan or agreements made under the Plan shall be subject to any approvals required by applicable law or any stock exchange on which the Shares are listed for trading being obtained.

8. ADMINISTRATION OF THE PLAN. The Board may interpret the Plan and make all other determinations that it considers in its sole discretion to be necessary or advisable for the administration of the Plan. The Board may, in its sole discretion, prescribe, adopt, amend and rescind rules and regulations for carrying out and administering the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The administration of the Plan shall be the responsibility of the appropriate officers of the Corporation duly designated for the purposes thereof by the Board and all costs in respect thereof shall be paid by the Corporation.

9. AMENDMENTS, ETC. TO THE PLAN. Subject to obtaining the consent of applicable securities regulatory authorities in those circumstances where such consent is required, and shareholder approval in those circumstances where such approval is required to be obtained by any such regulatory authority, the Board may amend, modify or terminate the Plan at any time if and when it considers it to be advisable to do so in its sole discretion, except with respect to any Grant already made under the Plan for which the Shares are not already issued and outstanding.

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10. NO UNDERTAKING OR  REPRESENTATION.  The Corporation  makes no undertaking or representation as to the future value or price, or as to the listing on any stock exchange, of any Shares in accordance with the Plan.

11. GOVERNING LAW AND INTERPRETATION. The Plan shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

12. COMPLIANCE WITH APPLICABLE LAW, ETC. If any provision of the Plan or any Grant contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having jurisdiction or authority over the securities of the Corporation or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

13. ASSIGNABILITY AND TRANSFERABILITY. Grants (and any rights thereunder) shall not be assignable or transferable otherwise than by will or pursuant to the laws of succession or descent and distribution, and, during the lifetime of a Grantee, the Shares shall be issued only to the Grantee.

14. ENUREMENT. The Plan shall enure to the benefit of, and be binding upon, the Corporation, its affiliates and their respective successors and assigns. The Plan shall enure to the benefit of, and be binding upon, a Grantee and the personal representative of a deceased grantee.